SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): November 17, 2014

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On November 17, 2014, Wheeler Real Estate Investment Trust, Inc. (the "Company") issued a press release announcing that the Company has entered into a non-binding joint venture agreement with Lightbridge Properties, LLC and Lightbridge Franchise Company, LLC (collectively "Lightbridge"), that provides the Company with the opportunity to participate in the acquisition and development of Lightbridge's child-care franchises in New Jersey, Pennsylvania and Virginia.

On November 18, 2014, the Company issued a press release announcing the payment of a monthly cash dividend of $0.035 per share of common stock to record holders on November 30, 2014. The Company expects to pay the dividend on or about December 31, 2014.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not Applicable.

(d)	Exhibits.

99.1	Press release, dated November 17, 2014, announcing the Company has entered into a non-binding joint venture agreement with Lightbridge.
99.2	Press release, dated November 18, 2014, announcing the payment, on or about December 31, 2014, of a monthly cash dividend of $0.035 per share of common stock to record holders on November 30, 2014.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer
Dated: November 18, 2014

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Press release, dated November 17, 2014, announcing the Company has entered into a non-binding joint venture agreement with Lightbridge.
99.2	Press release, dated November 18, 2014, announcing the payment, on or about December 31, 2014, of a monthly cash dividend of $0.035 per share of common stock to record holders on November 30, 2014.